PART 11 - OTHER INFORMATION

                    Item 6.  Exhibits and Reports on Form 8-K

     a.     Exhibits

            Exhibit 27.  Financial Data Schedule

     b.     Reports on Form 8-K

            Press Release dated April 19, 1995 related to announcement of five-for-four stock split, filed via Edgar on April 26, 1995.


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                              CHITTENDEN CORPORATION

                                    SIGNATURES

  Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                          CHITTENDEN CORPORATION
                                          Registrant




  August 9, 1995                          S/PAUL A. PERRAULT
  Date                                    Paul A. Perrault, President
                                          and Chief Executive Officer





 August 9, 1995                           S/NANCY ROWDEN BROCK
 Date                                     Nancy Rowden Brock
                                          Treasurer